Exhibit 10.3

DDR CORP.

PERFORMANCE-BASED RESTRICTED SHARE UNITS AWARD MEMORANDUM

1.Holder:	[PARTICIPANT NAME] (the “Holder”)
2.Plan:	DDR Corp. 2012 Equity and Incentive Compensation Plan (the “Plan”)
3.Date of Grant:	[Date] (the “Date of Grant”)
4.Number of Performance-Based Restricted Share Units:	[# PERFORMANCE-BASED RSUS]
5.Purchase Price:	$0
6.Performance Period	[PERFORMANCE PERIOD] (the “Performance Period”)

Additional provisions regarding the earning and payment of the performance-based Restricted Share Units subject hereto (the “PRSUs”), and other terms and conditions of the PRSUs, are specified in the attached Performance-Based Restricted Share Units Terms (the “Agreement”).  Capitalized terms not defined in this Performance-Based Restricted Share Units Award Memorandum (the “Award Memorandum”) shall have the meaning as defined in the Agreement, or if not defined therein, in the Plan.

ACCEPTANCE OF AWARD

I accept the PRSUs granted to me on the Date of Grant as specified in this Award Memorandum, and I agree to be bound by the terms and conditions of the Award Memorandum, the Agreement and the Plan.

DDR CORP., an Ohio corporationHOLDER

By: ___________________________________________________

       Name:Name:

       Title:

PERFORMANCE-BASED RESTRICTED SHARE UNITS TERMS

DDR Corp., an Ohio corporation (the “Company”), has granted to the Holder named in the Award Memorandum the number of PRSUs set forth in the Award Memorandum effective as of Date of Grant specified in the Award Memorandum.  Subject to the degree of attainment of the Management Objectives described in Section 3 of these terms and conditions (the “Agreement”), as approved by the Committee and distributed to the Holder (the “Statement of Management Objectives”), the Holder may earn a percentage of the PRSUs as described in the Statement of Management Objectives.  Each PRSU shall then represent the right of the Holder to receive one Common Share subject to and upon the terms and conditions of this Agreement.  The PRSUs have been granted pursuant to the Plan and are subject to all provisions of the Plan and the Award Memorandum, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined in this Agreement shall have the meaning as defined in the Award Memorandum, or if not defined therein, in the Plan):

1.

Payment of PRSUs.  The PRSUs will become payable in accordance with the provisions of Section 6 of this Agreement if the Restriction Period lapses and the Holder’s right to receive payment for the PRSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with Section 3 and Section 4 of this Agreement.

2.

PRSUs Not Transferrable.  Subject to Section 16 of the Plan, neither the PRSUs evidenced hereby nor any interest therein or in the Common Shares underlying such PRSUs shall be transferable prior to payment to the Holder pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended).

3.	Vesting of PRSUs.
(a)

Subject to the terms and conditions of Section 4 and Section 5 of this Agreement, the PRSUs will Vest on the basis of the relative achievement of the Management Objectives described in the Statement of Management Objectives approved by the Committee for the PRSUs for the Performance Period specified in the Award Memorandum if the Holder is in the continuous employ of the Company or a Subsidiary from the Date of Grant through the last day of the Performance Period.

(b)

For purposes of this Agreement, the continuous employment of the Holder with the Company or a Subsidiary will not be deemed to have been interrupted, and the Holder shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of the Holder’s employment among the Company and its Subsidiaries.

4.

Alternative Vesting of PRSUs.  Notwithstanding the provisions of Section 3 of this Agreement, and subject to the payment provisions of Section 6 hereof, the Holder shall Vest in some or all of the PRSUs under the following circumstances (to the extent the PRSUs have not been forfeited or previously Vested):

(a)	Certain Qualifying Terminations: If the Holder’s employment with the Company or any Subsidiary terminates due to death, termination by the Company or any

Subsidiary due to Disability, termination by the Company or any Subsidiary without Cause or termination by the Holder for Good Reason, then, on the date of such termination of employment (notwithstanding anything in the Statement of Management Objectives to the contrary):  (i) the PRSUs will be earned on the basis of the relative achievement of the applicable Management Objectives determined in accordance with Section 3(a), except that the Performance Period will be deemed to have ended on the date of such termination of employment; and (ii) the Holder will Vest in the number of PRSUs earned in accordance with Section 4(a)(i).  PRSUs that Vest in accordance with this Section 4(a) will be paid as provided for in Section 6 of this Agreement.

(b)	Change in Control.
(i)

If at any time before the PRSUs have Vested or been forfeited, and while the Holder is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then, except to the extent that a Replacement Award is provided to the Holder in accordance with Section 4(b)(ii) to continue, replace or assume the PRSUs covered by this Agreement (the “Replaced Award”), on the date of such Change in Control (notwithstanding anything in the Statement of Management Objectives to the contrary):  (A) the PRSUs will be earned on the basis of the relative achievement of the applicable Management Objectives determined in accordance with Section 3(a), except that the Performance Period will be deemed to have ended on the date of such Change in Control; and (B) the Holder will Vest in the number of PRSUs earned in accordance with Section 4(b)(i)(A).  PRSUs that Vest in accordance with this Section 4(b)(i) will be paid as provided for in Section 6 of this Agreement.

(ii)

For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (e.g., performance-based restricted stock units), (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Holder holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Holder under the Code are not less favorable to such Holder than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Holder holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply for certain qualifying terminations as set forth in Section 4(a) or in the event of a subsequent Change in Control).  A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code.  The determination of whether the conditions of this Section 4(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its reasonable sole discretion.

(iii)	If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding PRSUs that at the time of the

Change in Control are not subject to a "substantial risk of forfeiture" (within the meaning of Section 409A of the Code) will be deemed to be Vested at the time of such Change in Control.
(c)

Certain Other Terminations.  If the Holder’s employment with the Company or any Subsidiary terminates for any reason following the expiration of the “Contract Period” provided for under the Employment Agreement (as the same may be extended from time to time), other than a termination by the Company or a Subsidiary for Cause, and Sections 4(a) and 4(b) are not applicable, then (notwithstanding anything in the Statement of Management Objectives to the contrary):  (i) the PRSUs will be earned on the basis of the relative achievement of the applicable Management Objectives for the entire original Performance Period determined in accordance with Section 3(a); and (ii) the Holder will Vest in the number of PRSUs earned in accordance with Section 4(c)(i).  PRSUs that Vest in accordance with this Section 4(c) will be paid as provided for in Section 6 of this Agreement.

5.

Forfeiture of PRSUs.  Any PRSUs that have not Vested pursuant to Section 3 or Section 4 at the end of the Performance Period will be forfeited automatically and without further notice after the end of the Performance Period (or earlier if, and on such date that, the Holder ceases to be an employee of the Company or a Subsidiary prior to the end of the Performance Period for any reason other than as described in Section 4).

6.	Form and Time of Payment of PRSUs. Subject to Section 5, the PRSUs (to the extent Vested) will be payable in Common Shares as follows:
(a)	Except as otherwise provided in Section 6(b) or 6(c), payment for Vested PRSUs will be made no later than [Date].
(b)

In the event that PRSUs Vest as provided in Section 4(a), payment for Vested PRSUs will be made no later than March 15 of the calendar year immediately following the calendar year in which the Holder’s employment terminates pursuant to Section 4(a).

(c)

In the event that PRSUs Vest as provided in Section 4(b)(i) or 4(b)(iii), payment for Vested PRSUs will be made no later than March 15 of the calendar year immediately following the calendar year in which the Change in Control occurs.

7.	Certain Defined Terms. For purposes of this Agreement, notwithstanding anything to the contrary in the Plan, the following terms have the following definitions:
(a)	“Cause” shall have the meaning ascribed to such term in the Employment Agreement.
(b)	“Disability” shall have the meaning ascribed to the term “Total Disability” in the Employment Agreement.
(c)	“Employment Agreement” means the Employment Agreement, dated as of March 2, 2017, by and between the Holder and the Company (including any successor agreement).

(d)	“Good Reason” shall have the meaning ascribed to such term in the Employment Agreement.
8.

Payment of Dividend Equivalents.  With respect to each of the PRSUs covered by this Agreement, the Holder shall be credited on the records of the Company with dividend equivalents in an amount equal to the amount per Common Share of any cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending either on the date on which the Holder receives payment for the PRSUs pursuant to Section 6 hereof or at the time when the PRSUs are forfeited in accordance with Section 5 of this Agreement.  These dividend equivalents will accumulate without interest and, subject to the terms and conditions of this Agreement, will be paid in the form of Common Shares at the same time, to the same extent and in the same manner as the PRSUs for which the dividend equivalents were credited, based on the Market Value per Share on the trading day immediately preceding the date of payment.

9.

Compensation Recovery.  Notwithstanding anything in this Agreement to the contrary, the Holder acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that applicable provisions of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

10.

Restrictive Covenants.  In the event the Holder breaches any of the restrictive covenants set forth in the Employment Agreement while such restrictive covenants are in effect, the Holder will forfeit any right to the PRSUs, to the extent the PRSUs have not been paid pursuant to Section 6, as of the date of such breach.

11.

Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in violation of any such law.

12.

Adjustments.  Subject to Section 12 of the Plan, the Committee shall make any adjustments in the number of PRSUs or kind of shares of stock or other securities underlying the PRSUs covered by this Agreement, or in the other terms and conditions of the PRSUs, that the Committee determines to be equitably required to prevent any dilution or expansion of the Holder’s rights under this Agreement that otherwise would result from any event listed in Section 12 of the Plan.

13.

Withholding Taxes.  The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the PRSUs.  The Holder and the Committee hereby agree that such tax obligation, in whole, will be satisfied by the Company withholding a portion of the Common Shares otherwise to be delivered with a fair market value equal to the amount of such taxes.  Additionally, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the PRSUs so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

14.

No Right to Future Awards or Continued Employment.  The grant of the PRSUs under this Agreement to the Holder is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.  The grant of the PRSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  No provision of this Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Holder at any time, subject to the terms of the Employment Agreement.

15.

Relation to Other Benefits.  Any economic or other benefit to the Holder under this Agreement or the Plan will not be taken into account in determining any benefits to which the Holder may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

16.

Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect the rights of the Holder with respect to the Common Shares or other securities covered by this Agreement without the Holder’s consent.  Notwithstanding the foregoing, the limitation requiring the consent of the Holder to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

17.

Subject to Plan.  This Agreement is made and the PRSUs evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary.  The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.  In the event of a conflict between the terms of this Agreement, the Award Memorandum and the Plan, the terms of the Plan shall govern.  In the event of a conflict between the terms of this Agreement and the Award Memorandum, the terms of this Agreement shall govern.

18.

Severability.  In the event that one or more of the provisions of this Agreement or the Award Memorandum is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement or the Award Memorandum, as applicable, and the remaining provisions of this Agreement and the Award Memorandum will continue to be valid and fully enforceable.

19.	Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

20.

Section 409A of the Code.  To the extent applicable, it is intended that this Agreement, the Award Memorandum and the Plan comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Holder.  This Agreement, the Award Memorandum and the Plan shall be administered in a manner consistent with this intent.  Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

21.

Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PRSUs and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means.  The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22.

Successors and Assigns.  Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Holder, and the successors and assigns of the Company.

23.	Acknowledgements. By accepting the PRSUs, the Holder hereby:
(a)	acknowledges that he/she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;
(b)	accepts this Agreement and the PRSUs granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;
(c)

represents and warrants to the Company that he/she is acquiring the PRSUs for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the PRSUs either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

(d)

agrees that no transfer of the PRSUs will be made unless the PRSUs have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

Statement of Management Objectives

This Statement of Management Objectives applies to the PRSUs granted to the Holder on the Date of Grant and applies with respect to the Performance-Based Restricted Share Units Terms (the “Agreement”) and the Performance-Based Restricted Share Units Award Memorandum between the Company and the Holder (the “Award Memorandum”).  Capitalized terms used in this Statement of Management Objectives that are not specifically defined in this Statement of Management Objectives have the meanings assigned to them in the Agreement, the Award Memorandum or in the Plan, as applicable.

1.	Definitions. For purposes hereof:
(a)

“Peer Group” means the following entities:  Acadia Realty Trust, Brixmor Property Group Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Kite Realty Group Trust, Ramco-Gershenson Properties Trust, Regency Centers Corporation, Retail Opportunity Investments Corp., Retail Properties of America, Inc., Urban Edge Properties, and Weingarten Realty Investors.  In terms of mandatory adjustments to the Peer Group during the Performance Period: (i) if any member of the Peer Group files for bankruptcy and/or liquidation, is operating under bankruptcy protection, or is delisted from its primary stock exchange because it fails to meet the exchange listing requirement, then such entity will remain in the Peer Group, but RTSR for the Performance Period will be calculated as if such entity achieved Total Shareholder Return placing it at the bottom (chronologically, if more than one such entity) of the Peer Group; (ii) if, by the last day of the Performance Period, any member of the Peer Group has been acquired and/or is no longer existing as a public company that is traded on its primary stock exchange (other than for the reasons as described in subsection (i) above), then such entity will not remain in the Peer Group and RTSR for the Performance Period will be calculated as if such entity had never been a member of the Peer Group; and (iii) except as otherwise described in subsection (i) and (ii) above, for purposes of this Statement of Management Objectives, for each of the members of the Peer Group, such entity shall be deemed to include any successor to all or substantially all of the primary business of such entity at end of the Performance Period.

(b)

“Relative Total Shareholder Return” or “RTSR” means the percentile rank of the Company’s Total Shareholder Return as compared to (but not included in) the Total Shareholder Returns of all members of the Peer Group, ranked in descending order, at the end of the Performance Period.

(c)

“Total Shareholder Return” means, with respect to each of the Common Shares and the common stock of each of the members of the Peer Group, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period.  For purposes of calculating Total Shareholder Return for each of the Company and the members of the Peer Group, the beginning stock price will be based on the closing price on the trading day immediately prior to the first day of the Performance Period on the principal stock exchange on which the stock then traded and the ending stock price will be based on the closing price on the last day of the Performance Period on the principal stock exchange on which the stock then trades.

2.	RTSR Performance Matrix.

From 0% to 200% of the PRSUs will be earned based on achievement of RTSR during the Performance Period as follows:

Performance Level	RTSR	PRSUs Earned
Below Threshold	Below 33rd percentile	0%
Threshold	33rd percentile	50%
Target	55th percentile	100%
Maximum	70th percentile or above	200%

3.

Number of PRSUs Earned.  Following the Performance Period, the Committee shall determine whether and to what extent RTSR goals have been satisfied for the Performance Period and shall determine the number of PRSUs that shall become Vested hereunder and under the Agreement on the basis of the following, subject to Section 4 of this Statement of Management Objectives:

(a)

Below Threshold.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period falls below the threshold level, as set forth in the Performance Matrix, no PRSUs shall become Vested.

(b)

Threshold.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period equals the threshold level, as set forth in the Performance Matrix, 50% of the PRSUs (rounded up to the nearest whole number of PRSUs) shall become Vested.

(c)

Between Threshold and Target.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix, a percentage between 50% and 100% (determined on the basis of straight-line mathematical interpolation) of the PRSUs (rounded up to the nearest whole number of PRSUs) shall become Vested.

(d)	Target. If, upon the conclusion of the Performance Period, RTSR for the Performance Period equals the target level, as set forth in the Performance Matrix, 100% of the PRSUs shall become Vested.
(e)

Between Target and Maximum.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix, a percentage between 100% and 200% (determined on the basis of straight-line mathematical interpolation) of the PRSUs (rounded up to the nearest whole number of PRSUs) shall become Vested.

(f)

Equals or Exceeds Maximum.  If, upon the conclusion of the Performance Period, RTSR for the Performance Period equals or exceeds the maximum level, as set forth in the Performance Matrix, 200% of the PRSUs (rounded up to the nearest whole number of PRSUs) shall become Vested.

4.

Absolute TSR Modifier.  Notwithstanding anything in this Statement of Management Objectives to the contrary, the number of PRSUs that become Vested pursuant to Section 3 of this Statement of Management Objectives will be reduced by one third (1/3) in the event that the Company’s Total Shareholder Return for the Performance Period is negative.